Exhibit 99.1

Digimarc Reports Third Quarter 2021 Financial Results

Beaverton, Ore. – November 15, 2021 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Results

Revenue for the third quarter of 2021 increased 12% to $6.4 million compared to $5.8 million in the third quarter of 2020, reflecting higher revenue from Commercial and Government services.

Operating expenses for the third quarter of 2021 remained flat at $12.2 million compared to the same quarter a year-ago, primarily as a result of increased consulting and recruiting costs, offset by severance costs incurred in the third quarter of 2020 related to organizational changes we made in July 2020.

Operating loss for the third quarter of 2021 decreased 5% to $8.0 million compared to $8.4 million in the third quarter of 2020, due to higher revenue.

Other income, net for the third quarter of 2021 was $5.1 million, reflecting a $5.1 million gain realized on the forgiveness of our Paycheck Protection Program loan during the third quarter.

Net loss for the third quarter of 2021 was $2.9 million or $(0.17) per diluted share compared to net loss of $8.4 million or $(0.68) per diluted share in the same quarter a year-ago. Excluding the $5.1 million gain noted above, net loss was $8.0 million or $(0.48) per diluted share.

At September 30, 2021, cash, cash equivalents, short- and long-term marketable securities totaled $52.5 million compared to $77.7 million at December 31, 2020.

Conference call

Digimarc will hold a conference call today (Monday, November 15, 2021) to discuss these results and provide an update on market conditions and execution of strategy. CEO Riley McCormack, CFO Charles Beck and CLO Robert Chamness will host the call starting at 8:00 a.m. Eastern time (5:00 a.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934
International Number: 706-679-0638
Conference ID: 7167329

If you have any difficulty connecting with the conference call, please contact Digimarc investor relations team at +1 503-469-4826.

Company contact:

Charles Beck

Chief Financial Officer
charles.beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer and leader in digital watermarking solutions and the automatic identification of media, including packaging, commercial print, digital images, audio and video. Digimarc helps customers drive efficiency, accuracy and security across physical and digital supply chains. Visit us at digimarc.com on LinkedIn and follow us on Twitter @digimarc to learn more.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2020, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Revenue:
Service	$3,932	$3,352	$11,507	$10,982
Subscription	2,485	2,399	7,888	7,455
Total revenue	6,417	5,751	19,395	18,437
Cost of revenue:
Service	1,630	1,406	4,715	4,691
Subscription	567	522	1,892	1,548
Total cost of revenue	2,197	1,928	6,607	6,239
Gross profit:
Service	2,302	1,946	6,792	6,291
Subscription	1,918	1,877	5,996	5,907
Total gross profit	4,220	3,823	12,788	12,198
Gross profit margin:
Service	59%	58%	59%	57%
Subscription	77%	78%	76%	79%
Total gross profit margin	66%	66%	66%	66%

Operating expenses:
Sales and marketing	4,647	4,538	15,865	14,417
Research, development and engineering	4,586	4,662	12,930	13,303
General and administrative	2,943	3,009	15,611	9,457
Total operating expenses	12,176	12,209	44,406	37,177

Operating loss	(7,956)	(8,386)	(31,618)	(24,979)

Other income:
Gain on extinguishment of note payable	5,094	—	5,094	—
Other income (loss)	(2)	36	26	257
Other income, net	5,092	36	5,120	257

Loss before income taxes	(2,864)	(8,350)	(26,498)	(24,722)

Benefit (provision) for income taxes	(7)	(2)	(17)	1
Net loss	$(2,871)	$(8,352)	$(26,515)	$(24,721)

Earnings (loss) per common share:
Loss per common share - basic	$(0.17)	$(0.68)	$(1.61)	$(2.04)
Loss per common share - diluted	$(0.17)	$(0.68)	$(1.61)	$(2.04)
Weighted average common shares outstanding - basic	16,520	12,241	16,428	12,129
Weighted average common shares outstanding - diluted	16,520	12,241	16,428	12,129

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents (1)	$25,155	$19,696
Marketable securities (1)	19,037	58,032
Trade accounts receivable, net	4,110	3,907
Other current assets	2,550	2,197
Total current assets	50,852	83,832
Marketable securities (1)	8,298	—
Property and equipment, net	2,962	3,272
Intangibles, net	6,614	6,612
Goodwill	1,114	1,114
Other assets	2,112	2,198
Total assets	$71,952	$97,028

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$4,236	$2,827
Deferred revenue	2,146	3,002
Note payable, current	—	3,947
Total current liabilities	6,382	9,776
Lease liability and other long-term liabilities	2,685	2,295
Note payable, long-term	—	1,118
Total liabilities	9,067	13,189

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	17	17
Additional paid-in capital	260,585	255,024
Accumulated deficit	(197,767)	(171,252)
Total shareholders' equity	62,885	83,839

Total liabilities and shareholders' equity	$71,952	$97,028

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $52,490 and $77,728 at September 30, 2021 and December 31, 2020, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(26,515)	$(24,721)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,051	1,112
Amortization and write-off of intangibles	525	612
Amortization of right of use assets under operating leases	364	352
Amortization of net premiums and (discounts) on marketable securities	605	(39)
Gain on extinguishment of note payable	(5,032)	—
Stock-based compensation	10,348	7,149
Changes in operating assets and liabilities:
Trade accounts receivable	(427)	999
Other current assets	(353)	60
Other assets	(54)	(45)
Accounts payable and other accrued liabilities	1,630	146
Deferred revenue	(847)	(1,092)
Lease liability and other long-term liabilities	242	236
Net cash used in operating activities	(18,463)	(15,231)

Cash flows from investing activities:
Purchase of property and equipment	(797)	(694)
Capitalized patent costs	(475)	(478)
Maturities of marketable securities	72,141	30,598
Purchases of marketable securities	(42,049)	(22,149)
Net cash provided by investing activities	28,820	7,277

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	38,603
Proceeds from note payable	—	5,032
Exercise of stock options	—	135
Purchase of common stock	(4,898)	(1,568)
Net cash provided by (used in) financing activities	(4,898)	42,202

Net increase in cash and cash equivalents (2)	$5,459	$34,248

Cash, cash equivalents and marketable securities at beginning of period	77,728	36,817
Cash, cash equivalents and marketable securities at end of period	52,490	62,655
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(25,238)	$25,838

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